As filed with the Securities and Exchange Commission on June 3, 2003
                                                    Registration No. 333-_____
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933



                              HIBERNIA CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

                Louisiana                                   72-0724532
      (State or Other Jurisdiction                       (I.R.S. Employer
     of Incorporation or Organization)                  Identification No.)

          313 Carondelet Street                               70130
          New Orleans, Louisiana                            (Zip Code)
 (Address of Principal Executive Offices)



                              HIBERNIA CORPORATION
                   2003 LONG-TERM INCENTIVE COMPENSATION PLAN
                            (Full Title of the Plan)


                                Cathy E. Chessin
            Executive Vice President, Corporate Counsel and Secretary
                              Hibernia Corporation
                         225 Baronne Street, 11th Floor
                              New Orleans, LA 70112
                     (Name and Address of Agent for Service)

                                 (504) 533-3299
          (Telephone Number, Including Area Code, of Agent For Service)






CALCULATION OF REGISTRATION FEE
============================================== =================== ================== ================ =====================
                                                                       Proposed          Proposed
                                                                        Maximum           Maximum
             Title of Securities                     Amount            Offering          Aggregate
             To Be Registered                        To Be             Price Per         Offering           Amount of
                                                 Registered(1) (2)      Share(3)          Price(3)      Registration Fee(4)
---------------------------------------------- ------------------- ------------------ ---------------- ---------------------

Class A Common Stock, no par value
                                                8,950,000 shares        $18.44       $165,038,000         $13,368.08

                                                   50,000 shares        $18.23           $911,500             $73.83

                                                  785,206 shares           N/A                N/A          $1,377.60
                                                 -------------                                           ------------
Total                                           9,785,206 shares                                          $14,819.51
============================================== =================== ================== ================ =====================

(1) Comprised of 8,950,000 shares issuable under the 2003 Long-Term Incentive Compensation Plan (the "Plan"); 50,000 shares issuable upon exercise of outstanding stock options granted under the Plan; and 785,206 shares carried over from the 2002 Registration Statement on Form S-8 (Registration Statement No. 333-102158) for the Long-Term Incentive Plan.

(2) This Registration Statement also covers any additional shares of common stock that become issuable under the Plan to prevent dilution resulting from any future stock dividend, stock split or similar transaction.

(3) Estimated solely for purposes of calculating the amount of the registration fee, pursuant to Rule 457(c) and (h) of the Securities Act of 1933, as amended (the "Securities Act"). Computed on the basis of: (a) 8,950,000 shares based upon the average of the high and low sales prices reported on the New York Stock Exchange reporting system on May 27, 2003; (b) 50,000 shares based upon the price at which the shares may be purchased upon the exercise of outstanding options; and (c) 785,206 shares based upon the fee originally paid and carried over from the 2002 Registration Statement on Form S-8 (Registration Statement No. 333-102158).

(4) The registration fee of $14,819.51 is the sum of $1,377.60, paid on or about December 23, 2002 to register 785,206 shares of common stock for issuance under the Long-Term Incentive Plan and $13,441.91 paid on or about June 2, 2003 to register 9,000,000 shares.


                              EXPLANATORY STATEMENT

         On April 23, 2003, the shareholders of Hibernia Corporation approved the Hibernia Corporation 2003 Long-Term Incentive Compensation Plan (the "Plan"). Under the terms of the Plan, shares that were previously authorized for issuance under the Hibernia Corporation Long-Term Incentive Plan, but were not issued under that plan, are available for issuance under the Plan. Accordingly, Hibernia Corporation is registering for issuance under the Plan 9,785,206 shares of Class A common stock, no par value (the "Common Stock"), consisting of 9,000,000 shares provided for in the Plan (of which 50,000 shares have been issued as outstanding stock options) and 785,206 shares carried forward from the Hibernia Corporation Long-Term Incentive Plan.

         This 2003 Registration Statement is filed in accordance with Instruction E of Form S-8 and Telephone Interpretation G. 89 of the Division of Corporation Finance Manual of Publicly Available Telephone Interpretations, available July 1997.


                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

* Item 1.         Plan Information.

* Item 2.         Registrant Information and Employee Plan Annual Information.

         * The information required by Part I of Form S-8 to be contained in the
Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference.

         The following documents filed by Hibernia Corporation (the "Company") (Commission File No. 001-10294) with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") are incorporated in this registration statement by reference:

         (1) The Company's Annual Report on Form 10-K/A for the year ended December 31, 2002, filed with the Commission on March 7, 2003;

         (2) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2003, filed with the Commission on May 14, 2003;

         (3) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 2002; and

         (4) The description of the Company's Class A common stock, no par value (the "Common Stock") contained in the Company's Current Report on Form 8-K filed with the Commission on December 4, 1998.

         In addition, all documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing by the Company of a post-effective amendment which indicates that all securities offered hereby have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.           Description of Securities.

         Not applicable.

Item 5.           Interests of Named Experts and Counsel.

         A legal opinion to the effect that the issuance of the shares of Common Stock offered pursuant to the Plan has been duly authorized by the Company and that the shares, when issued in accordance with their terms, will be fully paid and nonassessable, has been rendered by Cathy E. Chessin, Executive Vice President, Corporate Counsel and Secretary of the Company. Ms. Chessin participates in the Plan as an employee of the Company, subject to the same terms and conditions as other participants.

Item 6.           Indemnification of Directors and Officers.

         The Louisiana Business Corporation Law ("LBCL") contains several provisions that directly affect the liability of officers and directors of Louisiana corporations to the corporations and shareholders that they serve.
Section 83 permits Louisiana corporations to indemnify officers and directors, as well as certain other individuals who act on behalf of such corporations. Sections 91 and 92 set forth the liability of officers and directors of Louisiana corporations.

         Section 91 of the LBCL provides that officers and directors of Louisiana corporations are fiduciaries with respect to the corporation and its shareholders and requires that they discharge the duties of their positions as such in good faith and with the diligence, care, judgment and skill which ordinary prudent men would exercise under similar circumstances in like positions; however, Section 91 specifically provides that a director or officer shall not be held personally liable to the corporation or its shareholders for monetary damages unless the director or officer acted in a grossly negligent manner or engaged in conduct demonstrating a greater disregard of the duty of care than gross negligence. Gross negligence is defined as a reckless disregard of or carelessness amounting to indifference to the best interests of the corporation or the shareholders. Section 91 also provides that a director or officer who makes a business decision in good faith satisfies the required duty of care if he or she does not have a conflict of interest with respect to the matter, is informed about the matter to the extent he or she reasonably believes to be appropriate under the circumstances and rationally believes his or her judgment is in the best interests of the corporation and its shareholders.
Section 91 also specifically provides that it is not intended to derogate from any indemnification permitted under Section 83 (which is discussed below).

         Section 92 of the LBCL limits the liability of officers and directors with respect to certain matters, as well as imposes personal liability for certain actions, such as the knowing issuance of shares in violation of the LBCL. Paragraph E of Section 92 permits a director, in the performance of his duties, to be fully protected from liability in relying in good faith on the records of the corporation and upon such information, opinions, reports or statements presented to the corporation, the board of directors, or any committee of the board by any of the corporation's officers or employees, or by any committee of the board of directors, or by any counsel, appraiser, engineer or independent or certified public accountant selected with reasonable care by the board of directors or any committee thereof or any officer having the authority to make such a selection or by any other person as to matters the directors reasonably believe are within such other person's professional or expert competence and which person is selected with reasonable care by the board of directors or any committee thereof or any officer having the authority to make such selection.

         Section 83 of the LBCL permits a Louisiana corporation to indemnify any person who is or was a party or is threatened to be made a party to any action, suit or proceeding by reason of the fact that he or she was a director, officer, employee or agent of the corporation, or was serving at the request of the corporation in one of those capacities for another business. Such persons may be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such persons in connection with any such action as long as the indemnified party acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation. With respect to criminal actions or proceedings, the indemnified person must not only have acted in good faith and in a manner believed to be in or not opposed to the best interest of the corporation, he or she must also not have had any reasonable cause to believe that his or her conduct was unlawful.

         The LBCL treats suits by or in the right of the corporation, or derivative suits, differently from other legal actions. In such suits, indemnification is limited to expenses (including attorneys' fees and amounts paid in settlement) not exceeding (in the judgment of the board of directors) the estimated expense of litigating the action to conclusion actually and reasonably incurred in connection with the defense or settlement of the action. Further, no indemnification is permitted in a derivative action for any expenses if the individual seeking indemnification is adjudged by a court of competent jurisdiction to be liable for willful or intentional misconduct in the performance of his or her duty to the corporation unless specifically ordered by the court.

         Indemnification of officers and directors may only be made by the corporation (unless ordered by the court) if the corporation has specifically authorized indemnification after determining that the applicable standard of conduct has been met. This determination may be made (i) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable and a quorum of disinterested directors so directs, by independent legal counsel, or (iii) by the shareholders.

         Indemnification of officers and directors against reasonable expenses is mandatory under Section 83 of the LBCL to the extent the officer or director is successful on the merits or otherwise in the defense of any action or suit against him or her giving rise to a claim of indemnification. Louisiana corporations are permitted to advance the costs of defense to officers and directors with respect to claims for which they may be indemnified under Section 83 of the LBCL. In order to advance such costs, however, such procedure must be approved by the board of directors. In addition, a corporation may only advance defense costs if it has received an undertaking by or on behalf of the officer or director to repay the amounts advanced if it is ultimately determined that he or she is not entitled to be indemnified as otherwise authorized by Section 83.

         Louisiana corporations are also specifically permitted to procure insurance on behalf of officers and directors and former officers and directors for actions taken in their capacities as such. Insurance coverage may be broader than the limits of indemnification under Section 83. Also, the indemnification provided for in Section 83 is not exclusive of any other rights to indemnification, whether arising from contracts or otherwise.

         The Company has adopted an indemnification provision to its Articles of Incorporation that provides for indemnification of officers and directors under the circumstances permitted by Louisiana law. The Company's indemnification provision requires indemnification, except as prohibited by law, of officers and directors of the Company or any of its wholly-owned subsidiaries (or persons serving as officers or directors of other entities at the request of the Company) against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding, whether civil or criminal, administrative or investigative (including any action by or in the right of the Company) by reason of the fact that the person served as an officer or director of the Company or one of its subsidiaries (or another entity at the request of the Company). Officers and directors may only be indemnified against expenses in cases brought by the officer or director against the Company if the action is a claim for indemnification, the officer or director prevails in the action, or indemnification is included in any settlement or is awarded by the court. The indemnification provision further requires the Company to advance defense costs to officers and directors in such suits and proceedings upon receipt of an undertaking to repay such expenses unless it is ultimately determined that the officer or director is entitled to indemnification as authorized by the Article.

         The Company's Articles of Incorporation further provide that no director or officer of the Company shall be personally liable to the Company or its shareholders for monetary damages for breach of fiduciary duty as an officer or director. This provision is limited to those circumstances in which such a limitation of liability is permitted under applicable law and would not be operative in any circumstances in which the law prohibits such a limitation.

         The Company has entered into indemnification agreements with its directors which require indemnification against expenses (including fees and expenses of counsel) and liabilities (including judgments, fines, excise taxes, penalties and amounts paid in settlement) incurred by a director in connection with any actual or threatened claim, action, suit or proceeding, whether civil, criminal, administrative, investigative or other and whether brought by or in the right of the Company or otherwise, in which the director may be involved as a party, potential party, witness or otherwise by reason of the fact that he or she was a director of the Company or served at the request of the Company as a director, officer, employee or other representative of another entity. Directors may only be indemnified for expenses in cases brought by a director against the Company if the action is a claim for indemnification, the director prevails in the action in whole or in part or indemnification is included in any settlement or is awarded by a court. The agreement also provides for advancement of expenses and includes an agreement by the director to repay such expenses if, among other things, it is finally adjudicated that the director is not entitled to them under the agreement. Under the agreement, the Company is not liable to make payments if, among other things, there is a final adjudication that the payment is prohibited by law. The agreement provides certain time periods within which payments must be made by the Company following demand.

         Further, the Company maintains insurance covering the liability of its directors and officers for actions taken in their official capacity.

Item 7.           Exemption from Registration Claimed.

         Not applicable.

Item 8.           Exhibits.

4.1 Articles of Incorporation of the Company dated June 1, 1998, filed with the Commission on November 13, 1998 as Exhibit 3.1 to Form 10-Q for the quarter ended June 30, 1998, as amended, are hereby incorporated by this reference.

4.2 By-Laws of the Company as amended through December 13, 2000, filed with the Commission on March 30, 2001 as Exhibit 3.2 to Form 10-K for the year ended December 31, 2000, as amended, are hereby incorporated by this reference.

4.3 Hibernia Corporation 2003 Long-Term Incentive Compensation Plan, filed with the Commission on March 17, 2003 as Appendix A to the Company's 2003 Proxy Statement, is hereby incorporated by this reference.

5        Opinion of Corporate Counsel

23.1     Consent of Ernst & Young LLP

23.2     Consent of Corporate Counsel (included in Exhibit 5)

24       Powers of Attorney

Item 9.           Undertakings.

         The Company hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

The Registrant.

         Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Orleans, State of Louisiana, on this 2nd day of June, 2003.

                                   HIBERNIA CORPORATION

                                   By: /s/ Cathy E. Chessin
                                   Cathy E. Chessin
                                   Executive Vice President,
                                   Corporate Counsel and Secretary


         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

         Signature                                            Title                        Date


E.R. "Bo" Campbell*                                  Chairman of the Board              June 2, 2003
--------------------------------------------         of Directors
E.R. "Bo" Campbell

/s/ J. Herbert Boydstun                              President and Chief                June 2, 2003
--------------------------------------------         Executive Officer and Director
J. Herbert Boydstun                                  (principal executive officer)

/s/ Marsha M. Gassan                                 Chief Financial Officer            June 2, 2003
---------------------------------------------        (principal financial officer)
Marsha M. Gassan

/s/ Jan M. Macaluso                                  Chief Accounting Officer           June 2, 2003
--------------------------------------------         (principal accounting officer)
Jan M. Macaluso

Paul Candies*                                                 Director                  June 2, 2003
--------------------------------------------
Paul Candies

Richard W. Freeman, Jr.*                                      Director                  June 2, 2003
--------------------------------------------
Richard W. Freeman, Jr.

Dick H. Hearin*                                               Director                  June 2, 2003
--------------------------------------------
Dick H. Hearin

Randall E. Howard*                                            Director                  June 2, 2003
--------------------------------------------
Randall E. Howard

Elton R. King*                                                Director                  June 2, 2003
--------------------------------------------
Elton R. King

Sidney W. Lassen*                                             Director                  June 2, 2003
--------------------------------------------
Sidney W. Lassen

Janee "Gee" Mercadel-Tucker*                                  Director                  June 2, 2003
--------------------------------------------
Janee "Gee" Mercadel-Tucker

Ray B. Nesbitt*                                               Director                  June 2, 2003
--------------------------------------------
Ray B. Nesbitt

William C. O'Malley*                                          Director                  June 2, 2003
--------------------------------------------
William C. O'Malley

Robert T. Ratcliff*                                           Director                  June 2, 2003
--------------------------------------------
Robert T. Ratcliff



*By:  /s/ Cathy E. Chessin
      -----------------------
      Cathy E. Chessin
      Attorney-in-Fact




                                  EXHIBIT INDEX

         Exhibit
         Number   Document Description

4.1 Articles of Incorporation of the Company dated June 1, 1998, filed with the Commission on November 13, 1998 as Exhibit 3.1 to Form 10-Q for the quarter ended June 30, 1998, as amended, are hereby incorporated by this reference.

4.2 By-Laws of the Company as amended through December 13, 2000, filed with the Commission on March 30, 2001 as Exhibit 3.2 to Form 10-K for the year ended December 31, 2000, as amended, are hereby incorporated by this reference.

4.3 Hibernia Corporation 2003 Long-Term Incentive Compensation Plan, filed with the Commission on March 17, 2003 as Appendix A to the Company's 2003 Proxy Statement, is hereby incorporated by this reference.

5        Opinion of Corporate Counsel

23.1     Consent of Ernst & Young LLP

23.2     Consent of Corporate Counsel (included in Exhibit 5)

24       Powers of Attorney











                                    Exhibit 5

                          OPINION OF CORPORATE COUNSEL

                                  June 2, 2003


Hibernia Corporation
313 Carondelet Street
New Orleans, Louisiana  70130

         Re:      Hibernia Corporation
                  Registration Statement on Form S-8
                  2003 Long-Term Incentive Compensation Plan

Ladies and Gentlemen:

         I am an Executive Vice President, Corporate Counsel and Secretary of Hibernia Corporation, a Louisiana corporation (the "Company"), and am delivering this opinion in connection with the Company's filing of a Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended. The Registration Statement relates to the registration by the Company of 9,785,206 shares of Class A Common Stock (the "Shares") to be offered and sold pursuant to the terms of the Hibernia Corporation 2003 Long-Term Incentive Compensation Plan (the "Plan").

         In furnishing this opinion, I have examined such documents and have made such investigation of matters of fact and law as I have deemed necessary or appropriate to provide a basis for the opinion set forth herein. In such examination and investigation, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted as originals and the conformity to original documents of all documents submitted as certified or photostatic copies.

         In rendering this opinion, I do not express any opinion concerning any law other than the law of the State of Louisiana and the federal law of the United States, and I do not express any opinion, either implicitly or otherwise, on any issue not expressly addressed below.

         Based upon and limited by the foregoing and the further qualifications stated below, and based upon legal considerations that I deem relevant and upon laws or regulations in effect as of the date hereof, I am of the opinion that the Shares have been duly authorized and when issued and paid for pursuant to the Plan, will be validly issued, fully paid and nonassessable.

         No opinion is expressed herein as to the effect of any future acts of the Company or any changes in existing law. The opinion expressed herein is rendered as of the date hereof with no undertaking to advise of any changes after the date hereof in the law or the facts presently in effect that would alter the scope or substance of this opinion. This letter expresses my legal opinion as to the foregoing matters based upon my professional judgment at this time. It is not, however, to be construed as a guaranty, or a warranty that a court considering such matters would not rule in a manner contrary to the opinion set forth above.

         I hereby expressly consent to the inclusion of this opinion as an exhibit to the Registration Statement covering the Shares and to the reference to this opinion therein.

         This opinion is being furnished to you in connection with the filing of the Registration Statement and may not be relied upon by any other person or used for any other purpose, except as provided for in the preceding paragraph.

                                       Very truly yours,


                                       /s/ Cathy E. Chessin

                                       Cathy E. Chessin
                                       Executive Vice President,
                                       Corporate Counsel and Secretary





                                  Exhibit 23.1

                          CONSENT OF ERNST & YOUNG LLP


                         Consent of Independent Auditors


We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the 2003 Long-Term Incentive Compensation Plan of Hibernia Corporation of our report dated January 15, 2003, with respect to the consolidated financial statements of Hibernia Corporation incorporated by reference in its Annual Report (Form 10-K/A) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.



                                                     /s/ ERNST & YOUNG LLP



New Orleans, Louisiana
May 30, 2003






                                   EXHIBIT 24



                                POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint J. Herbert Boydstun, Marsha M. Gassan, Ron E. Samford, Jr. and Cathy E. Chessin, and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-8 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in connection with the Corporation's Long-Term Incentive Compensation Plan previously approved by the Board of Directors of the Corporation, authorized by resolutions adopted by the Board of Directors on February 26, 2003 and April 23, 2003, including but not limited to any filings, registration statements or amendments required in order to register additional shares that may be added to the Plan in accordance with its terms at any future date(s) and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 23rd day of April 2003.



                              /s/ E. R. "Bo" Campbell
                              E. R. "Bo" Campbell
                              Director
                              HIBERNIA CORPORATION










                                POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint J. Herbert Boydstun, Marsha M. Gassan, Ron E. Samford, Jr. and Cathy E. Chessin, and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-8 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in connection with the Corporation's Long-Term Incentive Compensation Plan previously approved by the Board of Directors of the Corporation, authorized by resolutions adopted by the Board of Directors on February 26, 2003 and April 23, 2003, including but not limited to any filings, registration statements or amendments required in order to register additional shares that may be added to the Plan in accordance with its terms at any future date(s) and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 23rd day of April 2003.



                              /s/ Paul Candies
                              Paul Candies
                              Director
                              HIBERNIA CORPORATION










                                POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint J. Herbert Boydstun, Marsha M. Gassan, Ron E. Samford, Jr. and Cathy E. Chessin, and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-8 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in connection with the Corporation's Long-Term Incentive Compensation Plan previously approved by the Board of Directors of the Corporation, authorized by resolutions adopted by the Board of Directors on February 26, 2003 and April 23, 2003, including but not limited to any filings, registration statements or amendments required in order to register additional shares that may be added to the Plan in accordance with its terms at any future date(s) and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 23rd day of April 2003.



                              /s/ Richard W. Freeman, Jr.
                              Richard W. Freeman, Jr.
                              Director
                              HIBERNIA CORPORATION










                                POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint J. Herbert Boydstun, Marsha M. Gassan, Ron E. Samford, Jr. and Cathy E. Chessin, and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-8 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in connection with the Corporation's Long-Term Incentive Compensation Plan previously approved by the Board of Directors of the Corporation, authorized by resolutions adopted by the Board of Directors on February 26, 2003 and April 23, 2003, including but not limited to any filings, registration statements or amendments required in order to register additional shares that may be added to the Plan in accordance with its terms at any future date(s) and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 23rd day of April 2003.



                              /s/ Dick H. Hearin
                              Dick H. Hearin
                              Director
                              HIBERNIA CORPORATION










                                POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint J. Herbert Boydstun, Marsha M. Gassan, Ron E. Samford, Jr. and Cathy E. Chessin, and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-8 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in connection with the Corporation's Long-Term Incentive Compensation Plan previously approved by the Board of Directors of the Corporation, authorized by resolutions adopted by the Board of Directors on February 26, 2003 and April 23, 2003, including but not limited to any filings, registration statements or amendments required in order to register additional shares that may be added to the Plan in accordance with its terms at any future date(s) and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 23rd day of April 2003.



                              /s/ Randall E. Howard
                              Randall E. Howard
                              Director
                              HIBERNIA CORPORATION










                                POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint J. Herbert Boydstun, Marsha M. Gassan, Ron E. Samford, Jr. and Cathy E. Chessin, and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-8 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in connection with the Corporation's Long-Term Incentive Compensation Plan previously approved by the Board of Directors of the Corporation, authorized by resolutions adopted by the Board of Directors on February 26, 2003 and April 23, 2003, including but not limited to any filings, registration statements or amendments required in order to register additional shares that may be added to the Plan in accordance with its terms at any future date(s) and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 23rd day of April 2003.



                              /s/ Elton R. King
                              Elton R. King
                              Director
                              HIBERNIA CORPORATION










                                POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint J. Herbert Boydstun, Marsha M. Gassan, Ron E. Samford, Jr. and Cathy E. Chessin, and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-8 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in connection with the Corporation's Long-Term Incentive Compensation Plan previously approved by the Board of Directors of the Corporation, authorized by resolutions adopted by the Board of Directors on February 26, 2003 and April 23, 2003, including but not limited to any filings, registration statements or amendments required in order to register additional shares that may be added to the Plan in accordance with its terms at any future date(s) and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 23rd day of April 2003.



                              /s/ Sidney W. Lassen
                              Sidney W. Lassen
                              Director
                              HIBERNIA CORPORATION








                                POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint J. Herbert Boydstun, Marsha M. Gassan, Ron E. Samford, Jr. and Cathy E. Chessin, and each of them (with full power to each of them to act alone), her true and lawful agents and attorneys-in-fact, for her and on her behalf and in her name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-8 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in connection with the Corporation's Long-Term Incentive Compensation Plan previously approved by the Board of Directors of the Corporation, authorized by resolutions adopted by the Board of Directors on February 26, 2003 and April 23, 2003, including but not limited to any filings, registration statements or amendments required in order to register additional shares that may be added to the Plan in accordance with its terms at any future date(s) and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, the undersigned has hereunto set her hand on this 23rd day of April 2003.



                              /s/ Janee "Gee" Mercadel-Tucker
                              Janee "Gee" Mercadel-Tucker
                              Director
                              HIBERNIA CORPORATION







                                POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint J. Herbert Boydstun, Marsha M. Gassan, Ron E. Samford, Jr. and Cathy E. Chessin, and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-8 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in connection with the Corporation's Long-Term Incentive Compensation Plan previously approved by the Board of Directors of the Corporation, authorized by resolutions adopted by the Board of Directors on February 26, 2003 and April 23, 2003, including but not limited to any filings, registration statements or amendments required in order to register additional shares that may be added to the Plan in accordance with its terms at any future date(s) and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 23rd day of April 2003.



                              /s/ Ray B. Nesbitt
                              Ray B. Nesbitt
                              Director
                              HIBERNIA CORPORATION





                                POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint J. Herbert Boydstun, Marsha M. Gassan, Ron E. Samford, Jr. and Cathy E. Chessin, and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-8 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in connection with the Corporation's Long-Term Incentive Compensation Plan previously approved by the Board of Directors of the Corporation, authorized by resolutions adopted by the Board of Directors on February 26, 2003 and April 23, 2003, including but not limited to any filings, registration statements or amendments required in order to register additional shares that may be added to the Plan in accordance with its terms at any future date(s) and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 23rd day of April 2003.



                              /s/ William C. O'Malley
                              William C. O'Malley
                              Director
                              HIBERNIA CORPORATION





                                POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint J. Herbert Boydstun, Marsha M. Gassan, Ron E. Samford, Jr. and Cathy E. Chessin, and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-8 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in connection with the Corporation's Long-Term Incentive Compensation Plan previously approved by the Board of Directors of the Corporation, authorized by resolutions adopted by the Board of Directors on February 26, 2003 and April 23, 2003, including but not limited to any filings, registration statements or amendments required in order to register additional shares that may be added to the Plan in accordance with its terms at any future date(s) and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 23rd day of April 2003.



                              /s/ Robert T. Ratcliff
                              Robert T. Ratcliff
                              Director
                              HIBERNIA CORPORATION